UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)  October 15, 2009
IKONICS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	000-25727	41-0730027

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4832 Grand Avenue Duluth, Minnesota		55807

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (218) 628-2217
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     This Current Report on Form 8-K/A updates the Current Report on Form 8-K filed by IKONICS Corporation (the “Company”) on October 1, 2009 to provide an estimate of the amount of the impairment charge to the Company’s equity investment in imaging Technology international (“iTi”).
Item 2.06. Material Impairments.
     On September 30, 2009, an authorized officer of the Company concluded that a material charge for impairment to the Company’s equity investment in iTi is required under generally accepted accounting principles applicable to the Company due to iTi’s recent financial results and current lack of available financing alternatives. On October 15, 2009, the Company determined that its equity investment in iTi of $919,000 has been fully impaired, and accordingly, the Company has recognized a non-cash impairment charge of $919,000. The impairment will not require an additional cash outlay by the Company. The amount of the impairment will be reflected in the Company’s 2009 third quarter financial results to be filed on its upcoming Quarterly Report on Form 10-Q.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IKONICS CORPORATION
Date: October 19, 2009	/s/ Jon Gerlach
Jon Gerlach
Chief Financial Officer and Vice President of Finance